UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2013

THE WENDY’S COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Dave Thomas Blvd., Dublin, Ohio                                       43017
(Address of principal executive offices)                                   (Zip Code)

Registrant’s telephone number, including area code: (614) 764-3100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 24, 2013, Wendy’s International, Inc. (the “Borrower”), a wholly-owned subsidiary of The Wendy’s Company (the “Company”), entered into Amendment No. 1 (“Amendment No. 1”) to the Borrower’s existing Amended and Restated Credit Agreement, dated as of May 16, 2013 (the “Existing Credit Agreement,” and as amended by Amendment No. 1, the “Amended Credit Agreement”), among the Borrower, Bank of America, N.A., as administrative agent, L/C issuer and swing line lender, and the other lenders from time to time party thereto, to (i) enable the Borrower to borrow additional Term A Loans (the “Incremental Term Loans”) in an aggregate principal amount of up to $225 million and (ii) modify certain terms under the Existing Credit Agreement.  Subject to the satisfaction of certain conditions as stated in the Amended Credit Agreement, the Borrower has the right to borrow the Incremental Term Loans through October 29, 2013.

The Borrower expects to use the proceeds from the Incremental Term Loans, together with cash on hand, to finance the redemption of the Borrower’s outstanding $225 million aggregate principal amount of 6.20% Senior Notes due 2014 (the “Senior Notes”), as described in Item 8.01 below.

Certain of the lenders under the Amended Credit Agreement and their affiliates have from time to time provided investment banking, commercial banking and other financial services to the Company or its affiliates, including as lenders under the Existing Credit Agreement, for which they received customary fees and commissions. The lenders under the Amended Credit Agreement may also provide these services to the Company or its affiliates from time to time in the future.

The foregoing summary is qualified in its entirety by reference to Amendment No. 1, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above, other than the penultimate paragraph thereof, is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On September 24, 2013, the Borrower issued notice of its election to redeem all of the outstanding Senior Notes on October 24, 2013, at a price equal to the greater of (i) 100% of the principal amount thereof or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined in the Senior Notes) on the Senior Notes discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined in the Senior Notes) plus 25 basis points, plus, in either case, accrued interest to the redemption date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1
Amendment No. 1, dated September 24, 2013, to the Amended and Restated Credit Agreement, dated May 16, 2013, among Wendy’s International, Inc., as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Wells Fargo Bank, National Association, as syndication agent, and Fifth Third Bank, The Huntington National Bank, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, as co-documentation agents, and the lenders and issuers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: September 24, 2013	By:	/s/ Dana Klein
Dana Klein
Senior Vice President – Corporate and Securities Counsel, and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amendment No. 1, dated September 24, 2013, to the Amended and Restated Credit Agreement, dated May 16, 2013, among Wendy’s International, Inc., as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Wells Fargo Bank, National Association, as syndication agent, and Fifth Third Bank, The Huntington National Bank, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, as co-documentation agents, and the lenders and issuers party thereto.